Exhibit 10.20.2

Origin Bank

FORBEARANCE, EXTENSION/MODIFICATION AGREEMENT

Prepared By: C Wise

Date: 06/30/2021

Borrower Name(s): Stryve Foods, LLC

Account Number 5016283-10001

Collateral UCC - Inv, Equip, AR, Fix Assets - Guarantees; Oblas; Carimi; Casey

Reason for forbearance/modification: Changing maturity date to 09/30/2021

Maturity Date ☑ Due Date ☐ Interest Rate ☐ Covid-19 ☐

Date of Note 6-23-2020

Current Due Date 06/30/2021

Original Amount $2,000,000 - ____

New Due Date ____

Next scheduled payment Due Date 07/30/2021

Current Principal Balance $2,000,000 - ____

Current Maturity Date 06/30/2021

New Maturity Date 09/30/2021

Number of months to extend 3

Total number of previous months extended on this loan ____

Rate Change. Present Rate ____

New Rate ____

Effective Date ____

Payment Schedule Changes None

Escrow Loans

☐ Defer principal, continue interest and escrow

☐ Defer principal, interest and escrow

☐ Defer principal and interest,continue escrow

☑ Continue existing payment schedule

____ (Initial) I understand that if my loan has monthly escrow payments,these may also be deferred. I can choose to make payments to my escrow account during my payment deferral period, but it is not required. I understand that if I do not make payments to my escrow account during the payment deferral period, my payment may increase accordingly at the time of the next escrow analysis.

Non Escrow Loans ☐ Defer principal and interest ☐ Defer principal, continue interest ☐ Continue existing payment schedule

☐ Other

Extension/Modification Fee Amount:

Interest Amount: $6,944.44 - ____

(Principal balance x interest rate / 12) $____ - ____

Late Fee Refunded: $____ - ____

(if assessed on extended payment prior to extension)

I/We agree to the deferral of regularly scheduled payment(s) or other extensions or changes in terms as listed above. It is the express intent of Borrower(s) and Origin Bank, that this Extension/Modification Agreement shall NOT be construed as a novation Borrower(s) specifically agrees to be bound and obligated under the terms and conditions of the promissory note referenced above and any and all collateral security documents and agreements executed or to be executed in connection therewith, including any advances made during this extension period This extension will also apply to any loan agreement/terms and covenants established in conjun ction with the above described promissory note. This likewise includes any advances made during this extension period. Nothing else contained herein shall be construed to change or alter the obligation of the Borrower(s) in connection with the original promissory note referenced herein and any and all collateral security documents and agreements executed or to be executed in connection therewith other than the deferral of the regularly scheduled payments or other extensions or changes specifically set forth in this Agreement. Nothing herein shall operate as a release of collateral or of any obligor, guarantor, or accomodation party. All other terms and conditions of such promissory note and collateral security documents and agreements shall remain in full force and effect, unchanged and unaltered by this Agreement. Consent by Origin Bank to the changes set forth above does not waive Origin Bank's right to strict performance of the obligations as modified, nor does it obligate Origin Bank to make any future change in terms.

FOR NOTES SELECTING TEXAS LAW, THE FOLLOWING PROVISION IS REQUIRED BY APPLICABLE STATE STATUTE AS REQUIRED BY TEX. BUS. & COM. CODE ANN. § 26.02(E): THIS AGREEMENT, TOGETHER WITH THE ORIGINAL PROMISSORY NOTE REFERENCED ABOVE, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Borrower(s): ALL BORROWER(S) MUST SIGN

REPRESENTATIVE OF ORIGIN BANK

Officer Approval